SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                August 12, 2002


                                 PARTNERRE LTD.
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             (Exact name of registrant as specified in its charter)



     Bermuda                       0-2253                      Not Applicable
   -----------                   ----------                  ----------------
 (State or other              (Commission File                  (IRS Employer
 jurisdiction of                  Number)                    Identification No.)
 incorporation)


      Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda         HM 08
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           (Address of principal executive offices)             (Zip Code)

                                 (441) 292-0888
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              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

     RISK FACTORS

     Before you invest in the securities of PartnerRe Ltd. (the "Company"), you should carefully consider the risks involved. Accordingly, you should carefully consider:

Financial Results May be Impacted by Volatility of the Business We Underwrite

     Because of the inherent volatility of some of the lines of business the Company underwrites, the operating results and financial condition of the Company can be adversely impacted by catastrophes and other large losses that may give rise to claims under reinsurance coverages provided by the Company. Catastrophe reinsurance comprises a material portion of the Company's business. Catastrophe losses result from events such as windstorms, earthquakes, floods, hail, tornadoes, severe winter weather, fires, explosions and other man-made or natural disasters, the incidence and severity of which are inherently unpredictable. Because catastrophe reinsurance accumulates large aggregate exposures to man-made and natural disasters, the Company's loss experience in this line of business could be characterized by low frequency and high severity, particularly since it usually writes treaties with high attachment points. This is likely to result in substantial volatility in the Company' s financial results for any fiscal quarter or year and could have a material adverse effect on the Company's financial condition or results of operations.

     The Company writes other lines of business, which can be affected by large losses, including property, agriculture, motor, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines, life/annuity and health. The Company endeavors to manage its exposure to catastrophe and other large losses by (i) attempting to limit its aggregate exposure on catastrophe reinsurance in any particular geographic zone defined by the Company and attempting to limit its exposure to per risk reinsurance, (ii) selective underwriting practices, (iii) diversification of risks by geographic area and by lines and classes of business, and (iv) to a certain extent by purchasing retrocessional reinsurance. Despite the Company's efforts to manage its exposure to catastrophe and other large losses, the effect of a single catastrophic event or series of events affecting one or more geographic zones, or changes in the relative frequency or severity of catastrophic or other large loss events, could have a material adverse effect on the Company's financial condition or results of operations. Should the Company incur a substantial catastrophe loss, its ability to write future business may be impacted.

Our Profitability is Affected by the Cyclical Nature of the Reinsurance Industry

     Historically, the reinsurance industry has experienced significant fluctuations in operating results due to competition, levels of available capacity, trends in cash flows and losses, general economic conditions and other factors. Demand for reinsurance is influenced significantly by underwriting results of primary insurers, including catastrophe losses, and prevailing general economic conditions. The supply of reinsurance is related directly to prevailing prices and levels of capacity that, in turn, may fluctuate in response to changes in rates of return on investments being realized in the reinsurance industry. If any of these factors were to result in the demand for reinsurance to fall or the supply of capacity to rise the Company's profitability could be adversely affected.

We Operate in a Highly Competitive Environment

     The reinsurance industry is highly competitive. The Company competes with major domestic and foreign insurers and reinsurers, including independent reinsurance companies, subsidiaries or affiliates of established worldwide insurance companies and reinsurance departments of certain primary insurance companies. Competition in the types of reinsurance business that the Company underwrites is based on many factors, including the perceived financial strength of the reinsurer, premium charges, other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the lines of reinsurance to be written. Some competitors have greater financial, marketing and management resources and higher credit ratings than the Company. Ultimately, competition could affect the Company's ability to attract business on terms it believes are necessary to achieve appropriate levels of profits. Potential legislative or industry developments could further increase competition in our industry. In addition, a number of new market entrants have deployed a significant amount of new capital in the insurance and reinsurance businesses in response to developments since September 11, 2001. New competition from these developments could cause an increase in supply of available capacity, which would adversely affect our ability to attract business at appropriate levels of profitability.

Actual Losses Could Exceed Our Estimated Loss Reserves

     Reserves are estimates involving actuarial and statistical projections at a given time to reflect the Company's expectations of the costs of the ultimate settlement and administration of claims. Losses for short-tailed business, which includes all types of property losses (property, motor, physical damage, aviation hull, marine, etc.), tend to be reported reasonably promptly and settled within a short period of time. However, losses for casualty and liability lines, which business the Company intends to grow, often take longer to discover, and frequently can be impacted by lengthy, unpredictable litigation. As a result, even when losses are identified and reserves are established for any line of business, ultimate losses and LAE paid may deviate, perhaps substantially, from estimates reflected in the Company's loss reserves in its financial statements. If the Company's loss reserves in respect of business written should be inadequate, the Company will be required to increase loss reserves with a corresponding reduction in the Company's net income in the period in which the deficiency is identified. Under U.S. GAAP, the Company is not permitted to establish loss reserves with respect to its catastrophe reinsurance until an event that may give rise to a claim occurs.

     Although the Company did not operate prior to 1993, it assumed certain asbestos and environmental exposures through its acquisitions. The Company's reserves for losses and LAE include an estimate of its ultimate liability for asbestos and environmental claims for which ultimate value cannot be estimated using traditional reserving techniques, and for which there are significant uncertainties in estimating the amount of the Company's potential losses. The Company and certain of its subsidiaries have received and continue to receive notices of potential reinsurance claims from ceding insurance companies which have in turn received claims asserting asbestos and environmental losses under primary insurance policies, in part reinsured by the Company. Such claims notices are often precautionary in nature and generally are unspecific, and the primary insurers often do not attempt to quantify the amount, timing or nature of the exposure. Given the lack of specificity in some of these notices, and the legal and tort environment that affects the development of claims reserves, the uncertainties inherent in valuing asbestos and environmental claims are not likely to be resolved in the near future. There can be no assurances that the Company will not be affected by development of other latent exposures, and further, there can be no assurances that the reserves established by the Company will be adequate. If ultimate losses and LAE exceed the reserves currently established, the Company will be required to increase loss reserves with a corresponding reduction in the Company's net income in the period in which the deficiency is identified to cover any such claims, which could have a material adverse effect on the Company's financial condition and results of operations in a particular period.

We Could Face Unanticipated Losses from Terrorist Acts and These or Other Unanticipated Losses Could Have a Material Adverse Effect on Our Financial Condition and Results of Operations

     We may have substantial exposure to unexpected, large losses resulting from future man-made catastrophic events, such as acts of terrorism. Although we may exclude losses from terrorism and certain other similar risks from some coverages written by us, we may continue to have exposure to such unforeseen or unpredictable events. It is difficult to predict the timing of such events with statistical certainty or estimate the amount of loss any given occurrence will generate. We do not reserve for potential losses associated with terrorist acts until an event that may give rise to such losses occurs. Accordingly, our reserves may not be adequate to cover such losses as and when they materialize. If we were required to increase our reserves, our reported income would decrease in the affected period. In particular, unforeseen large losses could materially adversely affect our financial condition and results of operations. Over time, if the severity and frequency of these events remains higher than in the past, it may impact our ability to write future business.

Our Financial Results May be Impacted by the Availability, Cost and Performance of Retrocessional Reinsurance

     As part of its overall risk and capacity management strategy the Company has used retrocessional reinsurance arrangements. The availability and cost of retrocessional protection are subject to prevailing market conditions, which are beyond the Company's control. In addition, the Company is subject to credit risk with respect to its retrocessions because the ceding of risk to retrocessionaires does not relieve the Company of its liability to ceding companies. There can be no assurance that the Company will not experience difficulties in the future in obtaining satisfactory retrocession cover or in recovering losses under its retrocessional arrangements should one or more of its retrocessionaires suffer financial deterioration or have a contractual dispute with respect to coverage issues.

Reliance on a Few Reinsurance Brokers for a Large Percentage of Our Business

     The Company produces its business both through brokers and through direct relationships with insurance company clients. For the year ended December 31, 2001 approximately 60% of gross premiums were produced through brokers. In 2001 the Company had two brokers that accounted for 10% or more of its gross premiums written with one accounting for 17% of total gross premiums written and the other accounting for 11% of total gross premiums written. Because broker-produced business is concentrated with a small number of brokers, due in part to consolidation in that industry over the last several years, the Company is exposed to concentration risk. Loss of all or a substantial portion of the business produced by these brokers could significantly adversely affect the Company's premium volume and net income. There can be no assurance that the Company will be able to retain all of the business produced by its brokers. Additionally, because of this business concentration, the Company is exposed to credit risk from the broker. In accordance with industry practice, we may pay amounts owed under our policies to brokers and they in turn pay these amounts to the ceding insurer. In some jurisdictions, if the broker fails to make such an onward payment we might remain liable to the ceding insurer for the deficiency. Conversely, the ceding insurer will pay premiums to the broker, for onward payment to us in respect of insurance policies issued by the Company. In certain jurisdictions, these premiums are considered to have been paid to the Company at the time that payment is made to the broker, and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. There can be no assurance that the Company will be able to collect all premiums receivable due from any particular broker at any given time.

Actions By Rating Agencies May Impact Our Ability to Write New Business

     Third party rating agencies assess and rate the claims paying ability of insurers and reinsurers, such as Partner Reinsurance, PartnerRe U.S. and PartnerRe SA. These ratings are based upon criteria established by the rating agencies and the rating agencies will periodically evaluate the Company's reinsurance operations to confirm that we continue to meet the criteria of the ratings that have been assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors and criteria established independently by each rating agency and are intended to inform policyholders and are not directed toward the protection of investors.

     Partner Reinsurance, PartnerRe SA and PartnerRe U.S. are rated "A+" by A.M. Best, "Aa3" by Moody's Investor Services and "AA" by Standard & Poor's. These rating agencies may downgrade or withdraw their ratings in the future if we do not continue to meet the then current criteria of the ratings previously assigned to us. The ability of Partner Reinsurance, PartnerRe SA and PartnerRe U.S to compete with other insurers and reinsurers, and the results of our operations, could be materially adversely impacted by any downgrade of such ratings.


Investment Risks Could Affect Our Results and Financial Position

     The Company invests the net premiums it receives until such time as it pays out losses. Investment results comprise a substantial portion of the Company's income. While management has implemented what it believes to be prudent risk management and investment asset allocation practices, the Company is exposed to interest rate risk, credit risk and market risk.

     Changes in interest rates can affect the Company in two ways. In a declining interest rate environment, the Company will be required to invest its funds at lower rates, which would have a negative impact on investment income. In a rising interest rate environment, the market value of the Company's fixed income portfolio may decline, thereby reducing the Company's capital and potentially affecting its ability to write business.

     The Company's fixed income portfolio is primarily invested in high quality, investment grade securities. However, a smaller portion of the portfolio is invested in less than investment grade securities. These securities, which pay a higher rate of interest, also have a higher degree of credit risk or risk of default. These securities may also have lower liquidity in times of economic weakness or market disruptions. While the Company has put in place procedures to monitor the credit risk and liquidity of its invested assets, it is possible that, in periods of economic weakness, the Company may experience default losses in its portfolio. This may result in a reduction of net income and capital.

     A portion of the Company's portfolio is invested in common stocks or equity-related securities. The value of these assets fluctuates with equity markets. In times of economic weakness, the market value and liquidity of these assets may decline, perhaps adversely impacting net income and capital.

     There is no assurance that fluctuation in interest rates and exposure to losses in the fixed income and equity portfolios may not impact the results of the Company in any period or year, or that they may not cause a significant reduction in the capital of the Company.

Profitability and Financial Position May be Adversely Impacted by Foreign Currency Fluctuations

     The Company's functional currency is the U.S. dollar. The Company writes a substantial portion of its business in currencies other than the U.S. dollar and maintains a portion of its investment portfolio in investments denominated in currencies other than the U.S. dollar. The Company endeavors to hedge most of its exposure to foreign currency fluctuations. However, to the extent that these exposures are not fully hedged, the Company's results and level of capital may be adversely affected by fluctuations in foreign currency exchange rates.

Certain Covenants in Our Credit Agreements May Limit Our Financial and Operational Flexibility Which Could Have an Adverse Effect on Our Financial Condition

     The Company has incurred indebtedness, and may incur additional indebtedness in the future. Additionally, the Company has entered into credit facilities with various institutions that provide revolving lines of credit to the Company and its major operating subsidiaries and the issuance of letters of credit to the Company's clients in the ordinary course of business.

     The agreements related to the Company's debt and credit facilities contain various covenants that may limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. Some of these agreements also require us to maintain specified financial ratios, including a minimum net worth covenant. If we fail to comply with these covenants or meet certain financial ratios, the lenders under these agreements could declare a default and demand immediate repayment of all amounts owed to them.

In addition, if we are in default under the terms of these agreements then we would be restricted in our ability to declare or pay any dividends on our capital shares, redeem, purchase or acquire any capital shares and make a liquidation payment with respect to our capital shares.

Regulatory Constraints May Restrict our Ability to Operate

     The Company's reinsurance operations are carried out through three main subsidiaries, Partner Reinsurance Company Ltd. ("Partner Reinsurance" ) in Bermuda (which also operates branches in Switzerland, Singapore, Labuan and Hong
Kong), Partner Reinsurance Company of the U.S. ("PartnerRe U.S.") in Greenwich, Connecticut and PartnerRe SA in Paris. PartnerRe SA also operates a subsidiary in Luxembourg, a branch in Canada and representative offices in Norway and South Korea. Thus, it is subject to certain insurance laws of these jurisdictions. There can be no assurances that applicable laws and regulations that may affect various aspects of the reinsurance industry will not adversely affect the business of these subsidiaries of the Company.

     The Company's Bermuda-based reinsurance subsidiary, Partner Reinsurance, is not admitted to do business in the United States. The insurance laws of each state of the United States regulate the sale of insurance and reinsurance within their jurisdiction by foreign insurers, such as Partner Reinsurance, which are not admitted to do business within such jurisdiction. Partner Reinsurance does not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any state of the United States where the conduct of such activities would require that Partner Reinsurance be so admitted. Accordingly, Partner Reinsurance does not believe that it is, or will be, in violation of insurance laws of any state in the United States. There can be no assurances, however, that inquiries or challenges relating to the activities of Partner Reinsurance (or other subsidiaries of the Company) will not be raised in the future or that Partner Reinsurance's location, regulatory status or restriction on its activities resulting therefrom will not adversely affect its ability to conduct its business. In general, the statutes and regulations applicable to Partner Reinsurance are less restrictive than those that would be applicable if it were subject to the insurance laws of any state in the United States. No assurances can be given that if Partner Reinsurance were to become subject to any such laws of the United States or any state thereof at any time in the future, it would be in compliance with such laws.

     The insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including Europe and the United States and various states within the United States. It is not possible to predict the future impact of changing law or regulation on the operations of the Company. There can be no assurance that such changes would not have a material adverse effect on the Company or its business.

Profitability May be Adversely Impacted by Inflation

     The effects of inflation could cause the severity of claims from catastrophes or other events to rise in the future. The Company's estimates for losses and LAE include assumptions about future payments for settlement of claims and claims handling expenses, such as medical treatments and litigation costs. To the extent inflation causes these costs to increase above reserves established for these claims, the Company will be required to increase loss reserves with a corresponding reduction in the Company's net income in the period in which the deficiency is identified.

Our Non-U.S. Operations Could Become Subject to U.S. Taxation

     The Company believes that it, Partner Reinsurance, PartnerRe Services, and PartnerRe SA have operated, and will continue to operate, their respective businesses in a manner that will not cause them to be viewed as engaged in a trade or business in the United States and, on this basis, the Company does not expect that it, Partner Reinsurance, PartnerRe Services or PartnerRe SA will be required to pay U.S. corporate income taxes (other than potential withholding taxes on certain types of U.S.-source passive income). Because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, there can be no assurances that the IRS will not contend successfully that the Company, Partner Reinsurance, PartnerRe Services or PartnerRe SA is engaged in a trade or business in the United States. If the Company, Partner Reinsurance, PartnerRe Services or PartnerRe SA were subject to U.S. income tax, the Company's shareholders' equity and earnings could be materially adversely affected.

     PartnerRe U.S. and PartnerRe Insurance Company of New York, which are both wholly-owned subsidiaries of PartnerRe U.S. Corporation, conduct business in the United States and are subject to U.S. corporate income taxes thereon.

The Company Operates as a Holding Company and is Dependent on Its Subsidiaries for Dividends and Payments

     The Company is a holding company with no operations or significant assets other than the capital stock of its subsidiaries. The Company relies primarily on cash dividends and payments from Partner Reinsurance and PartnerRe SA, including its subsidiary PartnerRe U.S. (collectively, the "Reinsurance Subsidiaries") to pay its operating expenses, shareholder dividends and other obligations that may arise from time to time. Future dividends and other permitted payments from such subsidiaries are expected to be the Company's principal source of funds to pay expenses and dividends. Although the payment of dividends by the Reinsurance Subsidiaries to the Company is limited under Bermuda and French law and certain insurance statutes of various U.S. states in which PartnerRe U.S. is licensed to transact business, the Company believes that there are presently no significant restrictions on the payment of dividends by the Reinsurance Subsidiaries.

     The payment of dividends by Partner Reinsurance to the Company is limited under Bermuda law and regulations. Under The Insurance Act 1978 and amendments thereto, including the Insurance Amendment Act 1995, and related regulations (collectively, "Insurance Act"), Partner Reinsurance is prohibited from paying dividends in any one calendar year of more than 25% of its statutory capital and surplus as of the beginning of such year, unless it files an affidavit stating that it will continue to meet the required solvency margin and minimum liquidity ratio requirements, and from declaring or paying any dividends without the approval of the Minister of Finance of Bermuda if it failed to meet its required margins in the previous fiscal year. The Insurance Act requires Partner Reinsurance to maintain a minimum solvency margin and minimum liquidity ratio and prohibits dividends that would result in a breach of these requirements. In addition, Partner Reinsurance is prohibited under the Insurance Act from reducing its statutory capital as of the beginning of any year by more than 15% in any one year without the approval of the Minister of Finance.

     PartnerRe SA's ability to pay dividends is subject to French laws and regulations governing French companies generally. Although PartnerRe SA's ability to pay dividends to the Company is not restricted under current French laws and regulations specifically applicable to reinsurers, the amount of cash dividends that may be paid in any twelve-month period is generally limited to the net after-tax profits (determined under French accounting and tax rules) generated in that twelve-month period. PartnerRe U.S. may generally pay cash dividends only out of earned statutory surplus. Currently, PartnerRe U.S. has negative earned surplus and therefore cannot pay dividends without prior regulatory approval. There can be no assurances that the Reinsurance Subsidiaries will be able to, or will, pay dividends to the Company sufficient to pay its operating expenses, shareholder dividends or its other obligations.

     Because the Company is a holding company, the right of the Company, and hence the right of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary of the Company, upon its liquidation or reorganization or otherwise, is necessarily subject to the prior claims of policyholders and creditors of such subsidiaries.

     Since the Board of Directors is authorized to issue additional securities without the consent of the shareholders, the Company could incur obligations in the future to pay dividends. The use of funds to repurchase shares under any share repurchase program of the Company could limit the ability of the Company to pay dividends. These factors could result in the Company having less capital available to sustain losses than would otherwise be the case. If substantial losses were to occur, the ability of the Company to pay dividends could be adversely affected.

Our Operations and Business Opportunities May be Affected by Certain Transactions and Conflicts of Interest

     In connection with the continuing operations of the Company, the Company has entered into various agreements with Swiss Reinsurance Company ("Swiss Re") and its affiliates, including agreements relating to the provision of certain underwriting, licensed technologies and investment advisory services, for which the Company pays fees. A director of the Company is a director and officer of Swiss Re or its affiliates. In addition, Swiss Re and its affiliates currently hold approximately 27% of the Common Shares of the Company. Conflicts of interest could arise with respect to future transactions involving Swiss Re or its respective affiliates, on the one hand, and the Company, on the other hand. Such transactions will be subject to the approval of a majority vote of the disinterested members of the Company's Board of Directors.

     Swiss Re has entered into a standstill agreement, dated as of July 10, 1997 (the "Standstill Agreement"), with the Company pursuant to which Swiss Re has agreed to limit its and its affiliates ownership in the Company to 30% of the voting power of the outstanding shares, unless the Company otherwise consents. Swiss Re also has a right of first refusal under the Standstill Agreement with respect to certain issuances or sales by the Company of its voting shares, in an amount equal to its percentage ownership of the Company's voting shares prior to such issuance or sale, subject to certain exceptions. The Standstill Agreement terminates on July 10, 2004. The Company has also entered into an agreement granting Swiss Re registration rights with respect to certain common shares of the Company issued to Swiss Re in connection with the Company's initial public offering and the Company's acquisition of PartnerRe SA.

     The Company has also entered into an Underwriting Services and Cooperation Agreement, effective as of January 1, 1997 (the "Underwriting Services Agreement"), pursuant to which Swiss Re has granted the Company a license to utilize Swiss Re's underwriting technology, including Swiss Re's computer-based rating software, and access to Swiss Re's historical database containing reinsurance-related information. The Underwriting Services Agreement has automatic one-year renewals unless either party elects not to renew, and may also be cancelled by Swiss Re upon a change of control (as defined therein) of the Company. Management believes that the termination of the Underwriting Services Agreement would not have a material adverse effect on the Company, but there can be no assurance that this would be the case. Conflicts of interest could also arise with respect to business opportunities that could be advantageous to Swiss Re or its affiliates, on the one hand, and the Company, on the other hand. Swiss Re is engaged in reinsurance and insurance activities worldwide. Partner Reinsurance may compete with Swiss Re or its affiliates on reinsurance programs for the same prospective clients.

     In the normal course of their underwriting activities, certain subsidiaries of the Company have entered into reinsurance contracts (assumed and ceded) with Swiss Re and certain Swiss Re subsidiaries. Management believes that the termination of these contracts would not have a material effect on the Company or its operations.

Our Business May Be Adversely Affected if We Are Unable to Obtain Work Permits or Extensions of Work Permits for Our Key Employees

     Under Bermuda law, non-Bermudians, other than spouses of Bermudians, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after proper public advertisement, no Bermudian or spouse of a Bermudian is available who meets the minimum standards for the position. The Bermuda government recently announced a new policy that places a six-year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees. These restrictions may make it difficult to hire and retain highly qualified personnel in Bermuda. If work permits are not obtained or renewed for our key employees in Bermuda, we could lose their services and this could adversely affect our ability to conduct our business.

We Have Imposed Various Limitations on Voting and Ownership

     Under the Company's Bye-Laws, subject to waiver by the Board of Directors, no transfer of shares (including Common Shares and Preferred Shares) is permitted if such transfer would result in a shareholder (other than Swiss Re or its affiliates) controlling more than 9.9% of the voting power of the outstanding shares (including Common Shares and Preferred Shares) of the Company, and the Company may refuse to register any such transfer on the Company's share transfer records. Any person (other than Swiss Re) controlling more than the specified number of shares (the "Transferee") will be permitted to dispose of any shares purchased which violate the restriction, and as to the transfer of which registration is refused. The original owner of such shares (before they were transferred to the Transferee) will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on the stock transfer records of the Company. In addition, in the event that the Company becomes aware of such ownership, the Company's Bye-Laws provide that the voting rights with respect to shares directly or indirectly beneficially or constructively owned by any person so owning more than 9.9% (except Swiss Re or its affiliates) of the voting power of the outstanding shares, including Common Shares and Preferred Shares, of the Company will be limited to voting power of 9.9%. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation.

     Swiss Re and its affiliates are excepted from the limitations on voting and ownership contained in the Company's Bye-Laws. Swiss Re's ownership and voting rights are currently limited pursuant to the Standstill Agreement to 30% of the voting power of the outstanding shares and share equivalents, unless the Company otherwise consents. However, if the Standstill Agreement is terminated or if the Company consents to a purchase by Swiss Re, Swiss Re would not be restricted from obtaining a majority of the voting power of the outstanding shares.

Investors May Encounter Difficulties in Service of Process and Enforcement of Judgments Against the Company in the United States

     The Company is a Bermuda company and many of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and of the Company are or may be located in jurisdictions outside the United States. Although the Company has appointed an agent and irrevocably agreed that it may be served with process in New York, New York with respect to actions based on offers and sales of securities, it could be difficult for investors to effect service of process within the United States on directors and officers of the Company who reside outside the United States, or to recover against the Company or such directors and officers on judgments of U.S. courts predicated upon civil liabilities under the U.S. federal securities laws.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2002                 PARTNERRE LTD.
                                      (Registrant)


                                      By: /s/ Albert Benchimol
                                          -----------------------------------
                                          Name:  Albert Benchimol
                                          Title: Executive Vice President
                                                 and Chief Financial Officer